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                                  EXHIBIT 21.1

                             LAKELAND BANCORP, INC.
                         SUBSIDIARIES OF THE REGISTRANT

    Name                                         Jurisdiction of Incorporation
    ----                                         -----------------------------

Lakeland Bank                                    New Jersey chartered bank

Lakeland Investment Corporation                  Delaware
(wholly owned subsidiary of Lakeland Bank)

Lakeland NJ Investment Corporation               New Jersey
(wholly owned subsidiary of Lakeland Bank)